                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46459) pertaining to the National-Oilwell Retirement and Thrift Plan of our report dated June 23, 2004, with respect to the financial statements and schedule of the National-Oilwell Retirement and Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                           /s/ Ernst & Young LLP


Houston, Texas
June 23, 2004